Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Skyline Medical, Inc. (the “Company”) of our report, dated March 15, 2017, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K of Skyline Medical Inc. for the year ended December 31, 2016.

/s/ Olsen Thielen & Co., Ltd.

St. Paul, Minnesota

March 15, 2017